Exhibit 10.2

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is dated as of April 3, 2013, by and between Pinnacle Foods Finance LLC, a Delaware limited liability company (the “Company”), and Blackstone Management Partners V L.L.C., a Delaware limited liability company (“BMP”).

WHEREAS, the Company and BMP are parties to that certain Amended and Restated Transaction and Advisory Fee Agreement, dated as of December 23, 2009 (the “TAF Agreement”); and

WHEREAS, the Company and BMP desire to terminate the TAF Agreement on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the agreements set forth herein, the parties hereto agree as follows:

1. Termination. The parties hereby terminate the TAF Agreement as amended and supplemented through the date hereof. The parties hereby acknowledge that the TAF Agreement shall be of no further force or effect, and that all rights and obligations of the parties thereunder are hereby terminated, except as specifically provided in Section 8 of the TAF Agreement.

2. Payment. In consideration of the termination of the TAF Agreement, the Company will pay to BMP the aggregate sum of $15.1 million immediately following the closing of the IPO (as defined below) by wire transfer in same-day funds to the bank account designated by BMP.

3. Miscellaneous.

(a) This Agreement and the TAF Agreement contain the sole and entire agreement between the parties relating to the subject matter hereof and supersede all previous negotiations, commitments, agreements and understandings relating hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon anyone other than the parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement may be modified only in a writing signed by an authorized representative of the parties.

(b) This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York. Each party to this Agreement irrevocably agrees that any suit, action or proceeding which may arise out of or in connection with this Agreement shall be brought in the courts of the State of New York in New York County or the courts of the United States District Court for the Southern District of New York, which shall have exclusive jurisdiction to settle any disputes arising out of or in connection with this Agreement and for such purpose each Party hereby irrevocably and unconditionally submits to the jurisdiction of such courts.

(c) The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. No party may assign or transfer its rights, interests or obligations hereunder without the prior written consent of the other parties.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which taken together shall constitute one and the same agreement. This Agreement and any counterpart hereof, to the extent signed and delivered by means of a facsimile machine or as a scanned electronic file, shall be treated in all manner and respects as an original agreement, counterpart or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

(e) This Agreement shall become effective upon the closing of the initial public offering and sale of shares of common stock of Pinnacle Foods Inc., a Delaware corporation (the “IPO”), and shall be of no force and effect (i) prior to the closing of the IPO and (ii) if the closing of the IPO has not been consummated within ten (10) business days from the date of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this to be executed as of the date first above written.

PINNACLE FOODS FINANCE, LLC

By:	/s/ Craig Steeneck
Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

BLACKSTONE MANAGEMENT PARTNERS V L.L.C.

By:	/s/ Prakash Melwani
Name:	Prakash Melwani
Title:	Authorized Person

[SIGNATURE PAGE TO TERMINATION AGREEMENT]